EX-99.B6(ii)

                                   RESTATED
                                  BYLAWS OF
                   EQUITABLE LIFE INSURANCE COMPANY OF IOWA


                                  ARTICLE I

                                   OFFICES
                                   ________

     The principal office of the Corporation shall be located at 604 Locust Street, Des Moines, Iowa 50309. The Corporation may have such other offices either within or without the State of Iowa as the business of the Corporation may from time to time require.

     The registered office of the Corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa.


                                  ARTICLE II

                                 SHAREHOLDERS
                                 ____________

     SECTION 1. ANNUAL MEETING. The annual meeting of the Shareholders shall be held on a date no later than April 30 of each year as designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall, for any reason, be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting, or for any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as may be convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the President, the Secretary, the Board of Directors acting upon majority vote, or the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at such meeting. No business other than that specified in the notice of meeting shall be transacted at a special meeting of the Shareholders.

     SECTION 3. RULES. All meetings of the Shareholders shall be conducted in accordance with Robert's Rules of Order.

     SECTION 4. PLACE OF MEETING. The Board of Directors may designate any place either within or without the State of Iowa as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Iowa, except as otherwise provided in Section 6 of this Article.

     SECTION 5. NOTICE OF MEETINGS. Written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     SECTION 6. MEETING OF ALL SHAREHOLDERS. If all of the Shareholders shall meet at any time and place, either within or without the State of Iowa, and consent in writing to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     SECTION 7. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining Shareholders entitled to notice, or to vote at any meeting of Shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may close the stock transfer books for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders. Such date in any case shall be not more than seventy (70) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of the dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Bylaw, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     SECTION 8. VOTING RECORDS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare, within two
(2) business days after notice of a Shareholders' meeting is given, an alphabetical list of the names of all Shareholders who are entitled to notice of that meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each Shareholder. This record shall be available for inspection by any Shareholder beginning two (2) days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder, or a Shareholder's agent or attorney, at any time during the meeting or any adjournment. A Shareholder, or a Shareholder's agent or attorney, is also entitled to copy the record during regular business hours and at the person's expense during the period it is available for inspection if (1) the person's demand is made in good faith and for a proper purpose, (2) the person describes with reasonable particularity his purpose, and (3) the record is directly connected with the person's purpose. The stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such record or transfer books, or to vote at any meeting of Shareholders.

     SECTION 9. QUORUM. A majority of the shares entitled to vote represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the majority of the votes actually cast favors the action, unless the vote of a greater number is required by the Iowa Business Corporation Act or by these Bylaws or by the Articles of Incorporation.

     If at any annual or special meeting of the Shareholders or any adjournment of such meeting a quorum shall fail to attend in person or by proxy, a majority in interest of the Shareholders attending, in person or by proxy at the time and place of said meeting or adjourned meeting may adjourn the same from time to time without notice other than by announcement at the meeting until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting as originally called had the same been then held.

     SECTION 10. PROXIES. At all meetings of Shareholders, a Shareholder may vote either in person or by a proxy pursuant to an appointment form executed in writing by the Shareholder or by his duly authorized Attorney-in-Fact. Such an appointment shall be filed with the Secretary of the Corporation before or at the time of the meeting. No appointment shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the appointment form. An appointment of a proxy is revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished.

     SECTION 11. VOTING OF SHARES. Each outstanding share shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the Shareholders, unless otherwise provided in the Articles of Incorporation or the Iowa Business Corporation Act, or in the instance of authorized and issued Preferred Stock, subject to such voting rights as provided in a resolution of the Board of Directors designating a series thereof. The cumulative method of voting shall not be allowed.

     SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation shall determine.

     Shares held by an Administrator, Executor, Guardian or Conservator may be voted by him either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     SECTION 13. ORGANIZATION. The President shall call the meetings of Shareholders to order and act as presiding officer thereof. In the absence of the President, a majority of the shares present represented in person or by proxy may elect any Shareholder present, or the duly authorized proxy of any Shareholder, to act as presiding officer of the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Shareholders, but in his absence the presiding officer may appoint any person to act as Secretary of the meeting.

     SECTION 14. ORDER OF BUSINESS. The order of business at all meetings of Shareholders, unless otherwise determined by a vote of a majority of the shares represented in person or by proxy at such meeting, shall be determined by the presiding officer.

     SECTION 15. BALLOTING. Upon the demand of any Shareholder, the vote upon any question before the meeting shall be by ballot. If such demand is made, the presiding officer shall appoint Inspectors of Election, not to exceed three (3) in number, to receive and take charge of proxies and ballots. No director or candidate for the office of director shall be appointed as such inspector.

     SECTION 16. ACTION BY SHAREHOLDERS WITHOUT MEETING. Any action required or permitted by the Iowa Business Corporation Act to be taken at a Shareholders' meeting may be taken without a meeting or vote, without prior notice, if one or more written consents describing the action taken are signed by the holders of outstanding shares having not less than ninety percent (90%) of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

                                 ARTICLE III

                                  DIRECTORS
                                  __________

     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors shall have the power to commit shares of the authorized but unissued capital stock of the Corporation for acquisitions of other property of any and all kinds. Such stock shall be issued at valuation placed thereon by the Board of Directors, but in no event for a consideration less than the par value of such shares.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be not less than five (5) nor more than twenty-one
(21) persons elected by the shareholders at the annual meeting of the
Corporation.    The  number to be elected may be determined by a resolution of the shareholders, but in the absence of such a resolution there shall be elected the number of directors that were elected at the previous annual
meeting.    Subject  to  the Restated Articles of Incorporation, each Director shall hold office for the term of which they are elected, and until their successors shall have been elected and qualified.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETING. Special meetings of the Board of Directors may be called by or at the request of the President or the Executive Committee, and shall be called on written request of three (3) members of the Board of Directors. Meetings of the Board shall be held at the principal office of the Corporation unless a different place, either within or without the State of Iowa shall be designated by the President or Board of Directors.

     SECTION 5. NOTICE. Notice of any special meeting shall be given at least one (1) day previously thereto by oral, telephonic, telegraphic or written notice, delivered or mailed, to each Director at his address on file with the Corporation. If mailed or telegraphed, such notice shall be deemed to be delivered when deposited in the United States Mail or delivered to the telegraph company, as the case may be. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the Directors are present at such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Members of the Board of Directors of the Corporation may participate in a meeting of the Board of Directors by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

     SECTION 7. VACANCIES. Subject to the provisions of Section 3 of Article VI of the Corporations Restated Articles of Incorporation, any vacancy occurring in the Board of Directors and any Directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, even if less than a quorum of the Board of Directors. A Director so elected shall be elected for the unexpired term of his predecessor in office or the full term of such new Directorship.

     SECTION 8. RESIGNATION. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall take effect at the time of its receipt by the Secretary, who shall record such resignation noting the time of its reception. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 9. REMOVAL. The entire Board of Directors or any individual Director may be removed from office, with or without cause, at a Shareholders' meeting called expressly for that purpose by the vote of a majority of those who actually vote. In case the entire Board or any one or more of the Directors are so removed, new Directors may be elected at the same meeting for the unexpired term of the Director or Directors so removed. A director shall not be removed without a meeting pursuant to written consents unless such consents are obtained from the holders of all the outstanding shares of the Corporation. Failure to elect Directors to fill the unexpired term of the Directors so removed shall be deemed to create a vacancy or vacancies in the Board of Directors.

     SECTION 10. PRESIDING OFFICER. The Board of Directors, at the first meeting and at each regular meeting held immediately following the annual meeting of Shareholders, may appoint one of their number to act as Chairman of the Board of Directors, who may also be an officer of the Corporation, and, unless otherwise provided by the Board of Directors, as Chairman he shall preside at meetings of the Board. In his absence a member of the Board to be selected by the members present shall preside. The Secretary of the Corporation shall act as Secretary at all meetings of the Board, or in his absence the Board of Directors meeting may designate any person to act as Secretary. The Chairman of the Board of Directors shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 11. ORDER OF BUSINESS. The order of business at all meetings of the Board of Directors, unless otherwise determined by the affirmative vote of a majority of the members of such Board present at any meeting, shall be determined by the presiding officer.

     SECTION 12. EFFECT OF PRESENCE AT MEETINGS. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 13. COMPENSATION. Compensation of the Directors and members of the Executive Committee, other than officer-directors, shall be fixed by resolution of the Board of Directors. No stated salary shall be paid Directors and members of the Executive Committee, as such for their services, but by resolution of the Board of Directors, a fixed sum and expenses may be allowed for attendance at each regular or special meeting of such Board or Committee; provided that nothing herein contained shall be construed to preclude any Director or member of the Executive Committee from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 14. CONFLICT OF INTEREST. No contract or other transaction between the Corporation and one or more of its Directors or any other Corporation, firm, association or entity in which one or more of its Directors are Directors or Officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if any of the following occur:

     (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Director.

     (b) The fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

     (c) The contract or transaction is fair and reasonable to the Corporation.

     Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

     SECTION 15. ACTION BY BOARD OF DIRECTORS WITHOUT MEETING. Any action required to be taken at a meeting of the Board of Directors by the Iowa Business Corporation Act, may be taken without a meeting of the Board of Directors if written consent setting forth the action so taken shall be signed by all of the members of the Board of Directors and included in the minutes or filed with the corporate records reflecting the action taken. Such written consent shall have the same force and effect as a unanimous vote of the Board of Directors and may be stated as such in any article or document filed with the Secretary of State of the State of Iowa pursuant to the provisions of the Iowa Business Corporation Act. The provisions of this Bylaw shall be applicable whether or not the Iowa Business Corporation Act requires that such action be taken by resolution of the Board of Directors.

                                  ARTICLE IV

                 THE EXECUTIVE COMMITTEE AND OTHER COMMITTEES
                 ____________________________________________

     SECTION 1. APPOINTMENT. The board shall appoint the following standing committees, naming the Chairman and members of each who shall serve during the pleasure of the Board: an Executive Committee, a Compensation Committee and an Audit Committee. The Chief Executive Officer may appoint such other committees among the directors, officers, agents or employees of the Corporation as he deems necessary and appropriate for the proper conduct of the Corporation's business. Each committee shall appoint a Secretary to serve during its pleasure and to keep minutes of its meetings.

     SECTION 2. EXECUTIVE COMMITTEE. Three or more directors of the Corporation shall be appointed to act as an Executive Committee.

     SECTION 3. POWERS OF THE EXECUTIVE COMMITTEE. Except as may at any time be otherwise provided by law, the Executive Committee, in intervals between the meetings of the full Board of Directors, shall possess and exercise all of the powers of the Board of Directors in the management, direction and control of the operations, business and affairs of the Corporation, in such manner as the Executive Committee shall deem for the best interest of the Corporation, in all cases where specific directions shall not have been given by the Board of Directors, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it, but no such Committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, authorizing distributions, filling vacancies on the Board of Directors or on any of its committees, authorizing the issuance or reacquisition of shares unless according to a method prescribed by the Board of Directors, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws of the Corporation. The designation of any such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     SECTION 4. EXECUTIVE COMMITTEE TO REPORT TO BOARD. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding the date when such action is taken, and shall be subject to revision, amendment or alteration, but failure to submit the same or to receive approval thereof shall not invalidate any completed or incompleted action taken by the Corporation upon authorization by the Executive Committee prior to the time at which the same has been, or was, submitted to the Board of Directors.

     SECTION 5. PROCEDURE. The Executive Committee shall fix its own rules of procedure (which need not be written) and shall meet when, where and as provided by such rules or by resolution of the Board of Directors. Unless designated by the Board of Directors, the Chairman of the Executive Committee shall be chosen by the Executive Committee, and the Secretary of the Corporation, if present, shall act as Secretary of the meetings. In the absence of either, the Executive Committee shall appoint a Chairman or Secretary, as the case may be, of the meeting. The Executive Committee shall keep a record of its acts and proceedings. A majority of the Executive Committee shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such, but the Executive Committee may act by the written resolution of a majority thereof although not formally convened. The Board of Directors may vote the members of the Executive Committee a reasonable fee as compensation for attendance at meetings of such committee.

     SECTION 6. ACTION BY COMMITTEES WITHOUT MEETING. Any action required or permitted to be taken at a meeting of a Committee of the Board of Directors by the Iowa Business Corporation Act, may be taken without a meeting of a Committee if written consent setting forth the action so taken shall be signed by all of the members of a Committee and included in the minutes or filed with the corporate records reflecting the action taken. Such written consent shall have the same force and effect as a unanimous vote by the members of the Committee and may be stated as such in any articles or documents filed with the Secretary of State of the State of Iowa pursuant to the Iowa Business Corporation Act. The provisions of this Bylaw shall be applicable whether or not the Iowa Business Corporation Act requires that such action be taken by resolution by the members of a Committee.

     SECTION 7.  COMPENSATION COMMITTEE.   Three or more directors of the
Corporation shall be appointed to act as a Compensation Committee which may recommend to the Board the compensation of the executive officers and shall be responsible for reviewing the various compensation and benefit plans adopted by the Corporation for the benefit of its employees, and making appropriate recommendations to the Board. It shall also recommend fees to be paid to members of the Board for services to the Corporation.

     SECTION 8. AUDIT COMMITTEE. Three or more directors of the Corporation shall be appointed to act as an Audit Committee which shall review the financial statements of the Corporation consult with the internal auditors and certified public accountants, and from time to time report to the Board.

     SECTION 9. OTHER COMMITTEES. The Board of Directors may by resolution provide for such other standing or special committees as it from time to time deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. If provision be made for any such committee, the members thereof shall be appointed by the Board of Directors and shall serve at the pleasure of the Board. Vacancies in such committees shall be filled by the Board of Directors.

                                  ARTICLE V

                                   OFFICERS
                                   ________

     SECTION 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall consist of a Chairman of the Board and a President, both of whom shall be elected from the Board of Directors (hereafter called the Board), and such other officers as may be designated executive officers by the Board from time to time. The Chief Executive Officer (selected in accordance with Section 3 hereof) shall nominate officers so designated as executive officers for election by the Board. Executive officers shall perform the duties usually pertaining to their respective offices or assigned to them by the Board or the Chief Executive Officer. Any two or more executive offices may be held by the same person.

     SECTION 2.  ADDITIONAL OFFICERS.  Unless elected under the provisions of
Section 1 of this Article, a Secretary, a Treasurer, an Actuary, and a General Counsel shall be elected by the Board on nomination by the Chief Executive Officer, and shall perform the duties usually pertaining to their respective offices or assigned to them by the Board or the Chief Executive Officer. The Chief Executive Officer shall designate such other officers as he deems necessary and appropriate for the conduct of the corporation's affairs. Any such additional officers need not be employees of the Corporation but may serve on a contractual or consulting basis. The Chief Executive Officer may also grant to employees who are not officers of the corporation such titles as he deems necessary and appropriate for the proper conduct of the Corporation's business. He shall have the power to withdraw the titles granted pursuant to this Section. Any two or more offices may be held by the same person.

     SECTION 3. CHIEF EXECUTIVE OFFICER. The Board shall designate an Executive Officer of the Corporation as Chief Executive Officer and shall designate officers in order of succession from among the executive officers to perform such duties during the temporary absence or inability of the Chief Executive Officer to perform such duties. The Chief Executive Officer shall be responsible to the Board for the general supervision of the affairs of the Corporation and the direction of its officers, and shall perform the specific duties provided in these Bylaws and any other duties assigned to him by the Board.

     SECTION 4. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting immediately following the annual meeting of Shareholders. If the election of officers shall not be held at such a meeting, such election of officers shall be held as soon thereafter as conveniently may be. Vacancies may be filled, or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected or until his death, or until he shall resign or shall have been removed, in the manner hereafter provided.

     SECTION 5. VACANCIES. Any vacancy in office, occurring during the year through death, resignation or other cause, may be filled for the unexpired portion of the term by a majority vote of the Board of Directors at any special meeting or regular meeting thereof.

     SECTION 6. COMPENSATION OF OFFICERS. The salaries of the officers shall be fixed from time to time as authorized by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                  ARTICLE VI

         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
         ____________________________________________________________

     SECTION 1. INDEMNIFICATION AUTHORIZATION. In the manner and to the fullest extent permitted by the Iowa Business Corporation Act as the same now exists or may hereafter be amended, the Corporation shall indemnify directors, officers, employees and agents and shall pay or reimburse them for reasonable expenses in any proceeding to which said person is or was a party.

     SECTION 2. STANDARD OF CONDUCT. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, shall be indemnified to the following extent and under the following circumstances:

     (a) In an action, suit or proceeding other than an action by or in the right of the Corporation, such person shall be indemnified against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, in the case of conduct in his official capacity with the Corporation, or, in all other cases, at least not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) In an action, suit or proceedings by or in the right of the Corporation, notwithstanding any provision precluding liability in the Articles of Incorporation, such person shall nonetheless be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, in the case of conduct in his official capacity with the Corporation, or, in all other cases, at least not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     SECTION 3. CONDITIONS FOR INDEMNIFICATION. Any indemnification under this Bylaw (unless ordered by a court) shall be made by the Corporation only:

     (a) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in paragraph (a) and (b) of Section 2 above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses in connection therewith, or

     (b) Upon a determination that the indemnification of such director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of
Section 2 above. Such determination shall be made by (1) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, independent legal counsel in a written opinion, or (3) the shareholders.

     The Corporation shall not indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation or in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

     SECTION 4. PAYMENT OF EXPENSES. Expenses, including attorney's fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 3(b) above upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Bylaw.

     SECTION 5. INDEMNIFICATION UNDER BYLAWS NOT EXCLUSIVE. The indemnification herein provided shall not be deemed exclusive of any other rights, which those indemnified may be entitled under any Bylaw, agreement, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executor, and administrator of such a person.

     SECTION 6. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Bylaw.

     SECTION 7. SURVIVAL OF AUTHORITY. Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE VII
                    CERTIFICATES FOR SHARES AND THEIR TRANSFER
                  __________________________________________

     SECTION 1. CERTIFICATES FOR SHARES. Every shareholder of the Corporation shall have a certificate, in such form as may be determined by the Board of Directors, signed by either the President or a Vice President and by the Secretary or an Assistant Secretary, and impressed with the seal of the Corporation or a facsimile thereof, if the Corporation elects to have one, certifying the number of shares of the Corporation owned by him. All certificates for shares shall be consecutively numbered, and the name of the person owning the shares represented thereby with the number of shares and the date of issue shall be entered on the books of the Corporation. The signatures of the President or Vice President and the Secretary or an Assistant Secretary may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation. In case any officer or other authorized person of the Corporation who has signed, or whose facsimile signature has been used on, any such certificate shall cease to be such officer, employee, or agent, for whatever cause, before the certificate shall have been issued by the Corporation, the certificate may, nevertheless, be issued by the Corporation with the same effect as though the person who signed it or whose facsimile signature has been used thereon was such officer or employee or agent at the date of issue.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by Power of Attorney, duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificates for such shares. The person in whose name shares stand on the Corporation books shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 3. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent or a registrar and may require all stock certificates to bear the signature of such transfer agent or registrar. When the certificate is signed by a transfer agent or a registrar, the signature of the President or Vice President and Secretary or Assistant Secretary may be facsimiles.

     SECTION 4. SURRENDERED, LOST OR MUTILATED CERTIFICATES. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and conditions as the Board of Directors may deem advisable and as may be permitted by the law of Iowa.

     SECTION 5. SEAL. The Corporation shall have a seal. The corporate seal of the corporation shall consist of two concentric circles between which shall be the words "Equitable Life Insurance Company of Iowa" with the words "Corporate Seal" inserted in the center thereof. The Secretary shall have custody of the corporate seal, and he or an Assistant Secretary shall have authority to affix the same to any instrument executed on behalf of the Corporation and when so affixed, it may be attested by his signature.

                                 ARTICLE VIII

                    CAPITAL STOCK, ISSUANCE AND DIVIDENDS
                    ______________________________________

     SECTION 1. CONSIDERATION. The consideration for the issuance of shares of stock in the Corporation may consist, in whole or in part, of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and non-assessable, but the Corporation may place in escrow shares issued for a contract for future services or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part. In the absence of fraud in the transaction, the judgment of the Board of Directors or the Shareholders, as the case may be, as to the value of the consideration received for the shares shall be conclusive, but in no event shall stock of the Corporation be issued for consideration less than the par value of the stock to be so issued. No certificate representing shares of stock in the Corporation shall be issued for any share until such share is fully paid.

     SECTION 2. PURCHASE BY CORPORATION. The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer, or otherwise dispose of its own shares for such consideration that the Board of Directors may determine. Unless otherwise directed by resolution of the Board of Directors, such shares shall constitute treasury shares; and purchases by the Corporation of its own shares, whether direct or indirect, may be made only to the extent of the corporate surplus.

     Notwithstanding the foregoing limitation, the Corporation may purchase or otherwise acquire its own shares for the purpose of:

     (a)  Eliminating fractional shares.

     (b)  Collecting or compromising indebtedness to the Corporation.

     (c) Paying dissenting shareholders entitled to payment for their shares under the provisions of the laws of the State of Iowa.

     (d) Effecting, subject to other provisions of Iowa law, the retirement of its redeemable shares by redemption or by purchase at not to exceed the redemption price.

     No purchase of or payment by the Corporation for its own shares shall be made at the time when the Corporation is insolvent or when such purchase or payment would make it insolvent.

     Whenever the Board of Directors resolves to treat any shares of the Corporation which have been purchased by it as redeemed, and thus restored to the category of authorized but unissued shares, a statement of cancellation shall be filed with the Secretary of State of the State of Iowa as required by law.

     SECTION 3. DIVIDENDS. The Board of Directors may, from time to time, declare, and the Corporation may pay dividends on its outstanding shares in cash, property, or in its own shares, out of unreserved surplus, but no distribution may be made if, after giving it effect, either of the following would result:

     (a) The Corporation would not be able to pay its debts as they become due in the usual course of business.

     (b) The Corporation's total assets would be less than the sum of its total liabilities plus, unless the Articles of Incorporation permit otherwise, the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

                                  ARTICLE IX

                                AUTHORIZATIONS
                                ______________

     SECTION 1. INVESTMENTS. The President, any Vice President, the Treasurer, the Secretary, and such other officers or employees as may be designated by resolution of the Board of Directors shall have authority to execute on behalf of the Corporation any instruments, including but not limited to: Instruments necessary in order to purchase, sell, assign, transfer, modify, exchange, or convert bonds, notes or stocks and to assign or satisfy mortgages, and to execute contracts, deeds, leases, or any and all other instruments relating in any manner to bonds, notes, stocks, real estate or personal property or any evidence of indebtedness owned by the Corporation.

     SECTION 2. POLICY CONTRACTS. All policies of insurance or contracts for annuities and for the disposition of the proceeds thereof may be executed on behalf of the Corporation by any of the following officers: The President, any Vice President, the Treasurer, the Secretary or an Assistant Secretary, an Actuary, an Associate Actuary or an Assistant Actuary. The signature of any such officer may be in facsimile.

     SECTION 3. AGENCY AND OTHER CONTRACTS. The President, any Vice President, the Secretary and any other officers or employees designated in writing by the Chief Executive Officer shall have authority to execute agency contracts and related agreements on behalf of the Corporation, tax returns or reports and any reports filed with governmental agencies.

     SECTION 4. STATUTORY AGENTS. The President, any Vice President and the Secretary or an Assistant Secretary are authorized to appoint statutory agents of the Corporation and to execute powers of attorney in evidence thereof, authorizing such statutory agents to accept service of process against the Corporation, to execute any and all papers and to comply with all applicable requirements of law in order to qualify the Corporation to do business in any state, territory, district, country or jurisdiction and to take any other action on behalf of the Corporation necessary or proper to be taken in compliance with law or with rules or regulations of the supervisory authorities in order to qualify the Corporation to do business.

                                  ARTICLE X


                                MISCELLANEOUS
                                ______________

     SECTION 1. FISCAL YEAR. The Corporation fiscal year shall run from the 1st day of January to the 31st day of December of each year.

     SECTION 2. WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given under the provisions of the Iowa Business Corporation Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     SECTION 3. SURETY BONDS. Surety bonds shall be given by the officers and employees as directed by the Board of Directors. Said bonds shall be issued by a surety company authorized to transact business in the State of Iowa, and remain in force until a new bond is substituted and approved by the Board of Directors. The Board may also require a bond from any clerk or agent of the Corporation in an amount and with such surety as it may deem proper.

     SECTION 4. BANK ACCOUNTS. Under the direction of the President, any Vice President, the Treasurer or an Assistant Treasurer, the funds of the Corporation shall be deposited to the credit of the Corporation in such banks as any of said officers shall select. Such funds shall be disbursed only by checks or other orders for the payment of money signed on behalf of the Corporation by the President, any Vice President, the Treasurer or an Assistant Treasurer. Signatures of any of such authorized officers may be in facsimile. Such officers may delegate to other officers, agents and employees, as designated by the written order of any such officer, authority to sign checks or other orders for the payment of funds on the accounts of the Corporation.

     SECTION 5. BORROWING MONEY. The Executive Committee shall have authority to borrow such sums as may be required for the orderly transaction of the Corporation's business, and to pledge as collateral security for loans such assets of the Corporation as may be required by the lender and to authorize the execution of instruments in connection therewith.

     SECTION 6. FACSIMILES. Where policy forms, checks, receipts, stock certificates or other instruments issued by the Corporation bear the facsimile signature of any officer who shall have ceased to be such officer before any such instrument shall have been issued, such instruments may, nevertheless, be issued with the same effect as if said officer had not ceased to be such officer at the date of issuance.

     SECTION 7. CONTRIBUTIONS. The Chief Executive Office shall have authority to make contributions on behalf of the Corporation to or for the use of a corporation, trust, foundation or association operated exclusively for religious, charitable, scientific, literary or educational purposes. Contributions to any recipient during any one year in excess of an amount determined from time to time by the Board of Directors must be specifically authorized by the Board.

                                  ARTICLE XI

                                    BYLAWS
                                    ______

     Bylaws may be adopted, altered, repealed or amended for the Corporation by an affirmative vote of a majority of all members of the Board of Directors and/or by the Shareholders in lawful and proper meeting assembled. Any and all Bylaws adopted by the Shareholders shall supersede and shall prevail over Bylaws adopted by the Board of Directors.


                                     /S/ John A. Merriman
                                     _______________________________________
                                                     Secretary

STATE OF IOWA     )
                  ) ss:
COUNTY OF POLK    )

     I,        John A. Merriman, being first duly sworn, depose and state that I am the fully elected, qualified and acting Secretary of Equitable Life Insurance Company of Iowa, a corporation organized and existing under the laws of the State of Iowa, having its Home Office in the City of Des Moines, Iowa, and that the foregoing is a true and correct copy of the Restated Bylaws of said Company in full force and effect as of this date.

     I further hereby state that said Restated Bylaws are not required by law to be filed with the Secretary of State for the State of Iowa.


                                      /S/ John A. Merriman
                                      ________________________________________

     Subscribed and sworn to before me by the above-named          John A.
Merriman this  25th day of            January, 1995.


                                      /S/ Kathy Germolus
                                     _________________________________________
                                     Notary Public in and for said County and
                                     State